CNX Midstream Reports First Quarter Results;
Announces Strategic Transaction with CNX and HG Energy

PITTSBURGH (May 3, 2018) - CNX Midstream Partners LP (NYSE: CNXM) ("CNXM" or the "Partnership") today reported financial and operational results for the three months ended March 31, 2018(1).
First Quarter Results
Highlights of first quarter 2018 results attributable to the Partnership as compared to the first quarter of 2017 include:

•	Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP of $27.8 million as compared to $30.1 million

•	Net cash provided by operating activities of $41.9 million as compared to $34.2 million

•	Adjusted EBITDA(2) of $34.8 million as compared to $35.2 million

•	Distributable cash flow (DCF)(2) of $29.2 million as compared to $30.3 million

•	Cash distribution coverage(2) of 1.29x on an as-declared basis

"Our first quarter financial and operating results were in line with expectations," commented Nicholas J. DeIuliis, CEO of CNX Midstream GP LLC (the "General Partner"). "We continue to deliver strong operational execution that is driving our organic base program, which in combination with yesterday's executed strategic transaction, is resulting in five plus years of de-risked 15% distribution growth. Coupling this de-risked distribution growth with a significant roster of drops that are getting larger over time; a strong balance sheet; an economically aligned sponsor with a rich asset base; and pipes that are in the best part of the Appalachian basin, you can see why we are so excited for the future of this great company."
Operations
During the quarter, the Partnership turned-in-line (TIL) 12 wells in DevCo I, compared to 10 wells in the first quarter of 2017, which included two wells in DevCo I and eight wells in DevCo III.
Also during the quarter, CNXM continued to see cost reductions, in a period which historically is a higher cost period typically driven by seasonal conditions. The company continues to implement several changes that are driving costs lower, and these efforts resulted in the lowest realized costs in a first quarter since the company's initial public offering (IPO) for both total dollars spent and on a per unit basis. During the quarter, operating expenses, excluding electrically-powered compression, attributable to CNXM were $6.5 million or $0.068 per MMBtu, compared to $7.1 million or $0.075 per MMBtu for the first quarter of 2017.
Leveraging the remote-control capabilities of the company's supervisory control and data acquisition (SCADA), CNXM continues to optimize facility and pipeline staffing levels and coverage, along with methanol usage. CNXM is also now fully utilizing 100% of the company's compression and has realigned workforce incentives with company financial goals.

Strategic Transaction with CNX and HG Energy
CNXM also announced today a strategic transaction in connection with its sponsor, CNX Resources Corporation (NYSE: CNX) (“CNX”), which closed yesterday on an exchange transaction with HG Energy II Appalachia, LLC (“HG”). The transaction includes the amendment of CNXM’s gas gathering agreements with both HG and CNX.
This transaction strengthens CNXM’s asset portfolio and outlook, resulting in the following:

•	Extends de-risked 15% distribution growth to 2022, from 2020, based solely on minimum well commitments (“MWCs”) and minimum volume commitments (“MVCs”).

•	Extends 15% distribution growth target to 2023 from 2022.

•
Provides for the additional dedication of 16,100 Utica acres in DevCo I by CNX in Southwest Pennsylvania (SWPA) and Central Pennsylvania (CPA) in exchange for the release from dedication of approximately 18,000 HG net acres, the majority of which are in less developed, lower return DevCo’s II and III.

•	Increases MWCs, by 52 wells. This brings CNXM’s total well commitments to 192 wells for the next 5 years.

•	Receives a 20” high-pressure pipeline into DevCo I, which expands CNXM’s business services and customer base with a fee-based pipeline into Markwest’s Majorsville processing facility.

◦
This pipeline provides additional diversification to CNXM’s portfolio of customers by adding third-party revenues that will add up to $4 million in annual EBITDA. Initial service for this growth project will begin in the second quarter of 2018.

•	Receives approximately $2 million in cash.

•	Enhancement of both risk profile and growth trajectory should positively impact credit ratings and cost of capital, further supporting CNXM’s ability to continue to grow its business.
In exchange for the incremental Utica acreage dedication, MWCs, and high-pressure pipeline with third-party revenue, CNXM has agreed to relinquish its 5% interest in the midstream assets of DevCo II and the Moundsville midstream assets located in DevCo III. CNX and CNXM have also released from dedication approximately 275,000 acres in DevCo’s II and III, in which CNXM has a 5% interest, or approximately 14,000 net acres, and in which CNX has a 95% interest, or approximately 261,000 net acres. Most of these previously dedicated acres were located in DevCo II across Lewis, Upshur, Harrison, Taylor, and Barbour counties, West Virginia. The amendment to the gathering agreement with HG also provides for the release from dedication of approximately 4,200 scattered acres located in DevCo I. HG continues to be a significant customer of CNXM, which will continue to gather HG’s existing production in DevCo I as well as potential new wells on acreage that is within the revised acreage commitment boundary. The transaction includes an amended gas gathering agreement with HG in the DevCo I area, providing CNXM more control over the DevCo I expansion and operating strategy.
Nicholas J. DeIuliis, CEO of CNXM commented: “This transaction delivers an array of benefits for CNXM. The deal further de-risks CNXM’s planned 15% distribution growth through 2022 based solely on additional MWCs; it extends the 15% distribution growth target to six years, through 2023; it increases expected future distributable cash flow above MWCs based off of sponsor projected activity set; it adds 16,100 dedicated Utica acres in SWPA and CPA; and it provides incremental third-party revenue, with upside potential. Perhaps most importantly, the transaction ensures that midstream capital is focused on the highest IRR opportunities. In summary, this transaction has further aligned the interests of CNXM and its sole sponsor, CNX, as both entities are now able to prioritize development of the core stacked pay assets through capital allocation that is accretive to unitholders.”

The transaction was approved by the CNXM's Board of Directors' Conflicts Committee, which consists entirely of independent directors. The Conflicts Committee was advised by Evercore on financial matters and Baker Botts L.L.P. on legal matters.
Latham & Watkins LLP served as the legal advisor and CIBC Capital Markets served as the financial advisor to CNX.
Kirkland & Ellis LLP served as the legal advisor to HG.

Note: CNXM is unable to provide a reconciliation of projected EBITDA to projected operating income, the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing, and potential significance of certain income statement items.

CNXM is reaffirming full-year 2018 guidance in the table below:
2018 Outlook

($ in millions)	2018E
Throughput (MMcfe/d)	1,150	-	1,240
Capital Expenditures	$80	-	$90
EBITDA	$150	-	$165
Distributable Cash Flow	$120	-	$135
Distributable Coverage	1.2x	-	1.4x
LP Distribution Growth Target	15%

Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.3245 per unit with respect to the first quarter of 2018. The distribution payment will be made on May 15, 2018 to unitholders of record at the close of business on May 4, 2018. The distribution, which equates to an annual rate of $1.298 per unit, represents an increase of 3.6% over the prior quarter and an increase of 15% over the distribution paid with respect to the first quarter of 2017.
Capital Investment and Resources
CNX Midstream's allocated first quarter 2018 share of investment in expansion projects was $9.9 million. Total expansion capital investment at the three development companies in which CNX Midstream holds controlling interests was $11.3 million. CNX Midstream's respective share of maintenance capital expenditures for the three development companies for first quarter 2018 was $4.0 million. Maintenance capital expenditures in the aggregate for the development companies in which CNX Midstream holds controlling interests totaled $4.6 million.
As of March 31, 2018, CNX Midstream had outstanding borrowings of $20 million under its $600 million revolving credit facility.
First Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss first quarter 2018 financial and operational results, is scheduled for May 3, 2018 at 11:30 a.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast at www.cnxmidstream.com. Participants who would like to ask questions may join the conference by phone by dialing 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CNX Midstream call). An on-demand replay of the webcast will also be available at www.cnxmidstream.com shortly after the conclusion of the conference call. A telephonic replay will be available through May 10, 2018 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10119147.
_____________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies that have been jointly owned by the Partnership and CNX Gathering LLC (“CNX Gathering”) since completion of the Partnership’s initial public offering ("IPO") in September 2014. Effective November 16, 2016, the Partnership acquired the remaining 25% controlling interest in the Anchor Systems, which brought its controlling interest in that system to 100%.  The Partnership's current financial interests in the development companies are: 100% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. CNX Gathering is an entity 100% owned by CNX Resources Corporation that owns noncontrolling interests in two of the Partnership’s development companies.

(2)
Adjusted EBITDA and DCF are not measures that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contacts:

Investor Relations:
Tyler Lewis
724-485-3157
tylerlewis@cnx.com

Media:
Brian Aiello
724-485-3078
brianaiello@cnx.com
* * * * *
CNX Midstream Partners is a growth-oriented master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia.  Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.  More information is available at our website www.cnxmidstream.com.
* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CNX Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CNX Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CNX Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “will,” “believe,”

“expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements regarding the payment of our quarterly distribution for the quarter ended March 31, 2018 and our anticipated 2018 financial performance. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. You should not place undue reliance on forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: CNX and HG Energy II Appalachia, LLC currently account for substantially all of our revenue; if either or both of them change their business strategies, or otherwise significantly reduce the volumes of natural gas and condensate transported through our gathering systems, we could be materially and adversely affected; under our gathering agreements, our customers may transfer their leasehold, working and mineral fee interests in their dedicated acreage, and provide for the release of dedicated acreage in certain situations; we may not generate sufficient distributable cash flow to make the payment of the minimum quarterly distribution to our unitholders; our cash flow will depend entirely on the performance of our operating subsidiaries and their ability to distribute cash to us; our midstream systems are exclusively located in the Appalachian Basin, making us vulnerable to risks associated with operating in a single geographic area; we may be unable to grow by acquiring the noncontrolling interests in, or assets of, our operating subsidiaries owned by CNX Gathering, which could limit our ability to increase our distributable cash flow; to maintain and grow our business, we will be required to make substantial capital expenditures and these capital expenditures may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks, which could adversely affect our business and our ability to distribute cash to our unitholders; if we are unable to obtain needed capital or financing on satisfactory terms, our ability to make cash distributions may be diminished or our financial leverage could increase; our exposure to commodity price risk may change over time and we cannot guarantee the terms of any existing or future agreements for our midstream services with third parties or with CNX; restrictions in our revolving credit facility, and other debt agreements that we may enter into in the future, could adversely affect our business, and ability to make quarterly cash distributions to our unitholders; we and our customers may incur significant liability under, or costs and expenditures to comply with, environmental and worker health and safety regulations, which are complex and subject to frequent change; we may not own in fee the land on which our pipelines and facilities are located, which could result in disruptions to our operations; a shortage of equipment and skilled labor could reduce equipment availability and labor productivity and increase labor and equipment costs, which could have a material adverse effect on our business and results of operations; we do not have any officers or employees and rely on officers of our general partner and employees of CNX; terrorist attacks or cyber-attacks could have a material adverse effect on our business, financial condition or results of operations; our general partner and its affiliates, including CNX, have conflicts of interest with us and limited fiduciary duties to us and our unitholders, and they may favor their own interests to our detriment and that of our unitholders; our general partner’s discretion in establishing cash reserves may reduce the amount of cash we have available to distribute to unitholders; affiliates of our general partner, including CNX and CNX Gathering, may compete with us, and neither our general partner nor its affiliates have any obligation to present business opportunities to us except with respect to rights of first offer contained in our omnibus agreement; our tax treatment depends on our status as a partnership for federal income tax purposes; as a result of investing in our common units, you may become subject to state and local taxes and return filing requirements in jurisdictions where we operate or own or acquire properties.
Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that our business plans may change as circumstances warrant, please refer to the “Risk Factors” and “Forward-Looking Statements” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue
Gathering revenue — related party	$37,730	$58,958
Gathering revenue — third party	26,139	—
Total Revenue	63,869	58,958
Expenses
Operating expense — related party	4,435	7,628
Operating expense — third party	8,468	6,633
General and administrative expense — related party	3,612	2,883
General and administrative expense — third party	2,549	1,192
Loss on asset sales	2,755	673
Depreciation expense	5,856	5,671
Interest expense	2,489	1,038
Total Expense	30,164	25,718
Net Income	33,705	33,240
Less: Net income attributable to noncontrolling interest	5,858	3,173
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$27,847	$30,067

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$27,847	$30,067
Less: General partner interest in net income, including incentive distribution rights	2,152	1,129
Limited partner interest in net income	$25,695	$28,938

Net income per Limited Partner unit - Basic	$0.40	$0.46
Net Income per Limited Partner unit - Diluted	$0.40	$0.45

Limited Partner units outstanding - Basic	63,623	63,566
Limited Partner unit outstanding - Diluted	63,659	63,617

Cash distributions declared per unit (*)	$0.3245	$0.2821

(*)	Represents the cash distributions declared during the month following the end of each respective quarterly period.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash	$1,966	$3,194
Receivables — related party	13,411	13,104
Receivables — third party	9,645	8,251
Other current assets	3,242	2,169
Total Current Assets	28,264	26,718
Property and Equipment:
Property and equipment	978,890	972,841
Less — accumulated depreciation	79,332	73,563
Property and Equipment — Net	899,558	899,278
Other assets	4,294	593
TOTAL ASSETS	$932,116	$926,589

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$23,363	$23,602
Accounts payable — related party	3,056	2,376
Total Current Liabilities	26,419	25,978
Other Liabilities:
Revolving credit facility	20,000	149,500
Long-term debt	392,647	—
Total Liabilities	439,066	175,478
Partners' Capital:
Common units (63,638,165 units issued and outstanding at March 31, 2018 and 63,588,152 units issued and outstanding at December 31, 2017)	241,844	389,427
General partner interest	4,930	4,328
Partners' capital attributable to CNX Midstream Partners LP	246,774	393,755
Noncontrolling interest	246,276	357,356
Total Partners' Capital	493,050	751,111
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$932,116	$926,589

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net Income	$33,705	$33,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	6,039	5,713
Unit-based compensation	579	283
Loss on asset sales	2,755	673
Other	117	83
Changes in assets and liabilities:
Receivables — related party	453	(458)
Receivables — third party	(1,394)	—
Other current and non-current assets	(650)	3
Accounts payable	(294)	(2,386)
Accounts payable — related party	557	(2,975)
Net Cash Provided by Operating Activities	41,867	34,176

Cash Flows from Investing Activities:
Capital expenditures	(15,972)	(11,192)
Proceeds from sale of assets	5,816	—
Net Cash Used in Investing Activities	(10,156)	(11,192)

Cash Flows from Financing Activities:
Distributions (to) from partners and noncontrolling interest holders, net	(5,509)	28
Vested units withheld for unitholders taxes	(347)	(411)
Quarterly distributions to unitholders	(21,489)	(18,004)
Net payment on $250.0 million credit facility	(149,500)	(5,000)
Net borrowings on $600.0 million credit facility	20,000	—
Proceeds from issuance of long-term debt, net of discount	394,000	—
Debt issuance costs	(5,094)	—
Acquisition of Shirley-Penns System	(265,000)	—
Net Cash Used In Financing Activities	(32,939)	(23,387)

Net Decrease in Cash	(1,228)	(403)
Cash at Beginning of Period	3,194	6,421
Cash at End of Period	$1,966	$6,018

CNX MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Definition of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, cash interest paid and maintenance capital expenditures, each net to the Partnership. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this release provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures that other companies may use.

The following table presents a reconciliation of the non-GAAP measures of adjusted EBITDA and distributable cash flow to the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended March 31,
(unaudited)	2018	2017
Net Income	$33,705	$33,240
Depreciation expense	5,856	5,671
Interest expense	2,489	1,038
EBITDA	42,050	39,949
Non-cash unit-based compensation expense	579	283
Loss on asset sales	2,755	673
Adjusted EBITDA	45,384	40,905
Less:
Net income attributable to noncontrolling interest	5,858	3,173
Depreciation expense attributable to noncontrolling interest	1,665	1,830
Other expenses attributable to noncontrolling interest	436	82
Loss on asset sales attributable to noncontrolling interest	2,617	639
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$34,808	$35,181
Less: cash interest paid, net	2,015	1,000
Less: maintenance capital expenditures, net of reimbursements	3,583	3,881
Distributable Cash Flow	$29,210	$30,300

Net Cash Provided by Operating Activities	$41,867	$34,176
Interest expense	2,489	1,038
Loss on asset sales	2,755	673
Other, including changes in working capital	(1,727)	5,018
Adjusted EBITDA	45,384	40,905
Less:
Net income attributable to noncontrolling interest	5,858	3,173
Depreciation expense attributable to noncontrolling interest	1,665	1,830
Other expenses attributable to noncontrolling interest	436	82
Loss on asset sales attributable to noncontrolling interest	2,617	639
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$34,808	$35,181
Less: cash interest paid, net	2,015	1,000
Less: maintenance capital expenditures, net of reimbursements	3,583	3,881
Distributable Cash Flow	$29,210	$30,300
The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q2 2017		Q3 2017		Q4 2017		Q1 2018		Twelve Months Ended March 31, 2018
Net Income	$29,752		$33,468		$37,602		$33,705		$134,527
Depreciation expense	5,675		5,629		5,717		5,856		22,877
Interest expense	1,124		1,197		1,201		2,489		6,011
EBITDA	36,551		40,294		44,520		42,050		163,415
Non-cash unit-based compensation expense	367		249		277		579		1,472
Loss on asset sales	3,241		—		—		2,755		5,996
Adjusted EBITDA	40,159		40,543		44,797		45,384		170,883
Less:
Net income attributable to noncontrolling interest	761		4,554		10,581		5,858		21,754
Depreciation expense attributable to noncontrolling interest	1,833		1,736		1,748		1,665		6,982
Other expenses attributable to noncontrolling interest	112		92		108		436		748
Loss on asset sales attributable to noncontrolling interest	3,079		—		—		2,617		5,696
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$34,374		$34,161		$32,360		$34,808		$135,703
Less: cash interest paid, net	1,079		1,154		1,154		2,015		5,402
Less: maintenance capital expenditures, net of reimbursements	3,715		3,579		3,483		3,583		14,360
Distributable Cash Flow	$29,580		$29,428		$27,723		$29,210		$115,941

Net Cash Provided by Operating Activities	$42,258		$38,203		$40,913		$41,867		$163,241
Interest expense	1,124		1,197		1,201		2,489		6,011
Loss on asset sales	3,241		—		—		2,755		5,996
Other, including changes in working capital	(6,464)		1,143		2,683		(1,727)		(4,365)
Adjusted EBITDA	40,159		40,543		44,797		45,384		170,883
Less:
Net income attributable to noncontrolling interest	761		4,554		10,581		5,858		21,754
Depreciation expense attributable to noncontrolling interest	1,833		1,736		1,748		1,665		6,982
Other expenses attributable to noncontrolling interest	112		92		108		436		748
Loss on asset sales attributable to noncontrolling interest	3,079		—		—		2,617		5,696
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$34,374		$34,161		$32,360		$34,808		$135,703
Less: cash interest paid, net	1,079		1,154		1,154		2,015		5,402
Less: maintenance capital expenditures, net of reimbursements	3,715		3,579		3,483		3,583		14,360
Distributable Cash Flow	$29,580		$29,428		$27,723		$29,210		$115,941
Distributions Declared	$19,698		$20,573		$21,489		$22,699		$84,459
Distribution Coverage Ratio - Declared	1.50	x	1.43	x	1.29	x	1.29	x	1.37	x

Distributable Cash Flow	$29,580		$29,428		$27,723		$29,210		$115,941
Distributions Paid	$18,842		$19,698		$20,573		$21,489		$80,602
Distribution Coverage Ratio - Paid	1.57	x	1.49	x	1.35	x	1.36	x	1.44	x

The following table presents a reconciliation of the non-GAAP measures of the Partnership's projected adjusted EBITDA and projected distributable cash flow with the most directly comparable GAAP financial measure, which is projected net income. The following projections represent the approximate midpoint of the announced full year 2018 expected guidance ranges of adjusted EBITDA ($150-$165 million) and full year distributable cash flow ($120-$135 million) attributable to the Partnership. CNX Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results.  These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

(unaudited) (in millions)	Forecast 2018 Estimate
Net Income	$132
Depreciation expense	24
Interest expense	22
EBITDA	178
Non-cash unit-based compensation expense	1
Adjusted EBITDA	179
Less:
Net income attributable to noncontrolling interest	13
Depreciation and other expenses attributable to noncontrolling interest	6
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$160
Less: cash interest paid, net	22
Less: maintenance capital expenditures, net of reimbursements	13
Distributable Cash Flow	$125
The Partnership is unable to project net cash provided by operating activities or provide the related reconciliation of projected net cash provided by operating activities to projected distributable cash flow, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of the Partnership’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and the Partnership is unable to project these timing differences with any reasonable degree of accuracy.

Development Companies Jointly Owned by CNX Gathering LLC and CNX Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended March 31, 2018
	Development Company
	Anchor	Growth	Additional	TOTAL(*)
Income Summary
Revenue	$56,190	$1,904	$5,775	$63,869
Expenses	23,047	1,711	5,406	30,164
Net Income	$33,143	$193	$369	$33,705

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	636	44	23	703
Wet gas (BBtu/d)	546	4	160	710
Condensate (MMcfe/d)	5	—	21	26
Total Gathered Volumes	1,187	48	204	1,439

Capital Investment
Maintenance capital	$3,939	$176	$526	$4,641
Expansion capital	9,849	(98)	1,580	11,331
Total Capital Investment	$13,788	$78	$2,106	$15,972

Capital Investment Net to CNX Midstream Partners LP
Maintenance capital	$3,939	$9	$26	$3,974
Expansion capital	9,849	(5)	79	9,923
Total Capital Investment Net to CNX Midstream Partners LP	$13,788	$4	$105	$13,897

(*) On March 16, 2018, the Partnership, through its 100% interest in the Anchor Systems, consummated the Shirley-Penns Acquisition. Although the Partnership only held a 5% controlling interest in the earnings and production related to the Shirley-Penns System prior to March 16, 2018, consolidated activity is reflected in the tables above as if the Shirley-Penns Acquisition occurred on January 1, 2017 for comparability purposes.

Development Companies Jointly Owned by CNX Gathering LLC and CNX Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended March 31, 2017
	Development Company
	Anchor	Growth	Additional	TOTAL(*)
Income Summary
Revenue	$52,699	$2,225	$4,034	$58,958
Expenses	21,083	2,278	2,357	25,718
Net Income	$31,616	$(53)	$1,677	$33,240

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	662	52	29	743
Wet gas (BBtu/d)	443	5	95	543
Condensate (MMcfe/d)	4	—	4	8
Total Gathered Volumes	1,109	57	128	1,294

Capital Investment
Maintenance capital	$4,104	$227	$367	$4,698
Expansion capital	6,429	212	(147)	6,494
Total Capital Investment	$10,533	$439	$220	$11,192

Capital Investment Net to CNX Midstream Partners LP
Maintenance capital	$4,104	$11	$18	$4,133
Expansion capital	6,429	11	(7)	6,433
Total Capital Investment Net to CNX Midstream Partners LP	$10,533	$22	$11	$10,566

(*) On March 16, 2018, the Partnership, through its 100% interest in the Anchor Systems, consummated the Shirley-Penns Acquisition. Although the Partnership only held a 5% controlling interest in the earnings and production related to the Shirley-Penns System prior to March 16, 2018, consolidated activity is reflected in the tables above as if the Shirley-Penns Acquisition occurred on January 1, 2017 for comparability purposes.